Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-120690, No. 333-138448 and No. 333-152749) of Blackbaud, Inc., of our report dated March 14, 2008 with respect to the consolidated financial statements of Kintera, Inc. for the year ended December 31, 2007 included in this Amendment No. 2 to the Current Report on Form 8-K/A of Blackbaud, Inc.

/s/ Ernst & Young LLP

San Diego, California

November 21, 2008